SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2002

MISSISSIPPI CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-12217	64-0292638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3622 Highway 49 East Yazoo City, Mississippi	39194
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 662-746-4131

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Exhibit Index Appears on Page 4

Item 4. Changes in Registrant's Certifying Accountant.

             On April 25, 2002, upon the recommendation of the Audit Committee of the Board of Directors of Mississippi Chemical Corporation (the "Company"), the Board of Directors decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors effective immediately.

             Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended June 30, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

             During the years ended June 30, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

             The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated April 30, 2002, stating its agreement with such disclosures.

             The Company anticipates engaging a national accounting firm as its independent auditors in the near future.

Item 7. Financial Statements and Exhibits.

             (c)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 30, 2002.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        MISSISSIPPI CHEMICAL CORPORATION

                                                                                        By:    /s/ Timothy A. Dawson
                                                                                                  Timothy A. Dawson
                                                                                                  Senior Vice President &
                                                                                                  Chief Financial Officer

Date: May 1, 2002

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EXHIBIT INDEX

             The following exhibit required by Item 601 of Regulation S-K is attached to this Current Report on Form 8-K filed with the Securities and Exchange Commission.

EXHIBIT NUMBER	DESCRIPTION
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 30, 2002.

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